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                                                                       EXHIBIT 5

                           [NATIONAL CITY LETTERHEAD]

February 9, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

     Re: Registration Statement on Form S-4 (the "Registration Statement") with respect to shares to be issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and between National City Corporation ("National City") and Allegiant Bancorp, Inc. ("Allegiant"), dated as of November 19, 2003

Ladies and Gentlemen:


     I am Assistant General Counsel of National City. Certain attorneys of the law department of National City (the "Law Department") have acted as counsel to National City in connection with the registration of 14,638,633 shares of its common stock, par value $4.00 per share ("Common Stock"), issuable pursuant to the Merger Agreement, as set forth in the Registration Statement that is being filed on the date hereof by National City with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.


     In connection with the foregoing, the Law Department has examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based on the foregoing, we are of the opinion that the shares of National City Common Stock which may be issued pursuant to and upon the terms and conditions of the Merger Agreement will be, when issued, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of a copy of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to National City under the caption "Legal Matters" in the proxy statement/prospectus comprising a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ CARLTON E. LANGER
                                          --------------------------------------
                                          National City Corporation Law
                                          Department
                                          Carlton E. Langer
                                          Assistant General Counsel